Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 151 to Registration Statement No. 002-90649 on Form N-1A of our report dated December 12, 2016 relating to the financial statements and financial highlights of Fidelity International Small Cap Opportunities Fund, our reports dated December 14, 2016 relating to the financial statements and financial highlights of Fidelity International Value Fund and Fidelity Total International Equity Fund, our reports dated December 15, 2016 relating to the financial statements and financial highlights of Fidelity International Small Cap Fund and Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, our reports dated December 16, 2016 relating to the financial statements and financial highlights of Fidelity International Capital Appreciation Fund, Fidelity Diversified International Fund, and Fidelity Worldwide Fund, our report dated December 19, 2016 relating to the financial statements and financial highlights of Fidelity Global Equity Income Fund, and our reports dated December 20, 2016 relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Fund, Fidelity Series International Value Fund, and Fidelity Series International Small Cap Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2016, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2016